UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

American Public Education, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.

American Public Education, Inc.’s (the “Company”) 2010 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 20, 2010. As of March 30, 2010, the date of record for determining the Company stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 18,364,101 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting. At the meeting, the holders of 16,740,384 shares of the Company’s issued and outstanding common stock were represented in person or by proxy, constituting a quorum. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2010. The vote results detailed below represent final results as certified by the Inspector of Elections.

Following are descriptions of the matters voted on and the final results of such voting:

Proposal 1: Election of Directors:

The following members were elected to the Company’s Board of Directors to hold office for the term expiring at the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified or until his or her earlier death, resignation or removal:

		Votes
	Votes For	Withheld
Wallace E. Boston, Jr.	15,509,525	46,349
J. Christopher Everett	15,509,631	46,243
Barbara G. Fast	15,515,181	40,693
F. David Fowler	15,509,347	46,527
Jean C. Halle	15,542,234	13,640
Timothy J. Landon	15,509,776	46,098
Timothy T. Weglicki	15,536,794	19,080

Proposal 2: Ratification of the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010:

The proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker non-votes
16,724,806	11,750	3,828	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PUBLIC EDUCATION, INC.

Date: May 25, 2010

By:   /s/ Harry T. Wilkins
Harry T. Wilkins
Executive Vice President and Chief Financial Officer

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